                                                                    EXHIBIT 99.1

                                                                          [LOGO]

           WHIRLPOOL CORPORATION REPORTS QUARTERLY EARNINGS IN LINE
                               WITH EXPECTATIONS

     BENTON HARBOR, Mich. - Oct. 18, 2000 - Whirlpool Corporation (NYSE: WHR), as anticipated, today reported third-quarter earnings per diluted share of 98 cents, in line with recently revised expectations.

     "We delivered expected performance this quarter despite the challenging industry environment we faced in North America and Europe," said David R. Whitwam, Whirlpool Chairman and CEO. "As we previously indicated, we expected lower third-quarter earnings following Circuit City's decision to stop selling appliances. However, we expect to benefit from this event over time as our other retail distribution channels pick up the associated consumer demand, which began to happen in September. We expect that we'll deliver fourth-quarter earnings between $1.45 and $1.55 per diluted share based on the trends we saw last month and our existing brand building initiatives worldwide that include significant new product introductions."

     Third-quarter 2000 net earnings were $67 million, or 98 cents per diluted share, down 37 percent from third-quarter 1999 earnings of $107 million or $1.40 per diluted share. Year-to-date net earnings were $301 million, or $4.18 per diluted share, up 2 percent from the first nine months of 1999 core earnings of $294 million, or $3.85 per diluted share. Core earnings for 1999 excluded the first-quarter Brazilian currency devaluation. Reported nine-month earnings for 1999 were $234 million, or $3.06 per diluted share.

     Third-quarter sales of $2.6 billion were down 6 percent from the prior year period. Year-to-date sales were $7.7 billion, down 1 percent from the first nine months of 1999. Absent currency translations of $200 million, sales grew 1.7 percent in the first nine months of the year.

     Whirlpool North America, as projected and despite record unit shipments in September, reported declines in sales, unit shipments and operating profits for the third quarter. The company has taken steps to address competitive pricing issues and changes in the retail distribution landscape in

                                   - more -
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Whirlpool Corporation Earnings - add one
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North America. These steps are expected to allow the company to more than replace the business it was doing with Circuit City. North American appliance industry shipments are expected to continue to slow during the fourth quarter, but still grow about 2 percent for the full year.

     The company expects improved performance for the remainder of the year and into 2001 through an aggressive focus on productivity and Operational Excellence gains, combined with an accelerated schedule of new product introductions at value-added retailers. Leading the new products is the recently introduced Calypso Wash Motion top-loading clothes washer, which uses patented technology to save more water and give better cleaning performance than any other full-size, high-efficiency washer in the market today.

     Whirlpool Europe reported gains in quarterly unit shipments, though revenues and operating profits were lower in the quarter due to continued price competition and a 12 percent negative impact from currency translations. The company continues to address a competitive environment and higher material costs in the region with productivity gains from the Operational Excellence program.

     Continued strong consumer demand for recently introduced products under the Bauknecht and Whirlpool brand names is expected to lead to performance improvements in the fourth quarter and into 2001. The company continues to expect European appliance industry shipments to grow between 4 and 5 percent for the full year.

     Whirlpool Latin America reported declines in sales and operating profits as market conditions and consumer activity in Brazil remain soft. Unit shipments showed improvement from second quarter 2000 levels, but also remain depressed from historic levels.

     Company performance in Latin America is expected to show improvement in the fourth quarter and into 2001 driven by extensive new product offerings under the market leading Brastemp and Consul brands, and an improving economic environment with increased availability of consumer credit. The company also is expected to benefit from solid performance at Embraco, its hermetic compressor subsidiary based in Brazil. Latin American appliance

                                   - more -
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Whirlpool Corporation Earnings - add two
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industry unit shipments are expected to grow between 7 and 10 percent for the full year.

     Whirlpool Asia again reported double-digit gains in operating profit driven by growth in clothes washer and microwave oven sales from its Chinese manufacturing operations, and strong consumer demand for Whirlpool brand refrigerators and clothes washers in India. Continued operating profit strength from company operations across the Asia-Pacific region also contributed to the quarterly performance. The company expects continued performance improvements in Asia in the fourth quarter and into 2001.

     The company also announced that it repurchased 4.8 million shares during the third quarter of 2000. In total, the company now has repurchased more than
11.3 million shares and spent approximately 60 percent of the $1 billion authorized by its board of directors.

     In summary, Whitwam added, "Although we expect to continue operating in a challenging environment around the world, the trends we saw in September give us confidence that we can deliver a solid fourth-quarter performance and enter 2001 with good momentum."

     At 10:00 a.m. (EDT) today the company will be hosting a conference call, which can be heard live on the Internet by visiting www.WhirlpoolCorp.com and clicking on the "Investors" button and then the "Conference Call Audio" menu item.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.WhirlpoolCorp.com.

                                       ###
Media                                      Financial
-----                                      ---------
Christopher Wyse                           Thomas Filstrup
616-923-3417                               616-923-3189
christopher_j_wyse@email.whirlpool.com     thomas_c_filstrup@email.whirlpool.com

This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2000 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the Company's most recently filed Form 10-Q and/or Form 10-K.

           CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
                             WHIRLPOOL CORPORATION
                      FOR THE PERIOD ENDED SEPTEMBER 30
             (millions of dollars except share and dividend data)

                                                        Three Months Ended                 Year-to-Date
                                                   ---------------------------     ---------------------------
                                                                                                                    1999 Pro-forma
                                                       2000            1999            2000            1999        "Core" Earnings
                                                   -----------      ----------     -----------      ----------     ---------------
Net sales                                          $     2,570      $    2,719     $     7,746      $    7,822     $         7,822

EXPENSES:
  Cost of products sold                                  1,973           2,036           5,873           5,869               5,869
  Selling and administrative                               417             437           1,211           1,296               1,296
  Intangible amortization                                    7               8              22              23                  23

                                                   -----------      ----------     -----------      ----------     ---------------
                                                         2,397           2,481           7,106           7,188               7,188
                                                   -----------      ----------     -----------      ----------     ---------------
      OPERATING PROFIT                                     173             238             640             634                 634

OTHER INCOME (EXPENSE):
  Interest and sundry income (expense)                     (11)            (27)            (24)           (176)                (18)
  Interest expense                                         (49)            (41)           (132)           (126)               (126)
                                                   -----------      ----------     -----------      ----------     ---------------
      EARNINGS BEFORE INCOME TAXES
       AND OTHER ITEMS                                     113             170             484             332                 490

        Income taxes                                        41              65             177             134                 187

                                                   -----------      ----------     -----------      ----------     ---------------
      EARNINGS BEFORE EQUITY EARNINGS
       AND MINORITY INTERESTS                               72             105             307             198                 303

       Equity in earnings of affiliated companies           (3)             (2)              3              (4)                 (4)
       Minority interests                                   (2)              4              (9)             40                  (5)
                                                   -----------      ----------     -----------      ----------     ---------------
      NET EARNINGS                                 $        67      $      107     $       301      $      234     $           294
                                                   ===========      ==========     ===========      ==========     ===============

   Per share of common stock:
     Basic net earnings                            $       .98      $     1.42     $      4.21      $     3.10     $          3.89

     Diluted net earnings                          $       .98      $     1.40     $      4.18      $     3.06     $          3.85
     Cash dividends                                $       .34      $      .34     $      1.02      $     1.02     $          1.02
                                                   ===========      ==========     ===========      ==========     ===============

         Note: 1999 Pro-forma excludes 1st quarter Brazil devaluation.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                             WHIRLPOOL CORPORATION
                             (millions of dollars)

                                        September 30   December 31                                        September 30  December 31
                                            2000          1999                                                2000          1999
                                        (Unaudited)     (Audited)                                         (Unaudited)    (Audited)
                                        -----------   -------------                                       ------------  -----------

ASSETS                                                                LIABILITIES AND STOCKHOLDERS'
                                                                       EQUITY

Current Assets                                                        Current Liabilities
--------------                                                        -------------------
Cash and equivalents                   $       266    $       261     Notes payable                        $    1,152   $      444
Trade receivables, less allowances of                                 Accounts payable                          1,045        1,081
      (2000:  $108 ;1999:   $124 )           1,590          1,477     Employee compensation                       245          300
Inventories                                  1,147          1,065     Accrued expenses                            866          803
Prepaid expenses and other                     238            286     Restructuring costs                          12           39
Deferred income taxes                           73             88     Current maturities of long-term debt         33          225
                                       -----------    -----------                                          ----------   ----------
Total Current Assets                         3,314          3,177     Total Current Liabilities                 3,353        2,892


                                                                      Other Liabilities
                                                                      -----------------
                                                                      Deferred income taxes                       142          157
                                                                      Postemployment benefits                     621          612
Other Assets                                                          Other liabilities                           170          168
------------
Investment in affiliated companies             117            112     Long-term debt                              785          714
                                                                                                           ----------   ----------
Intangibles, net                               776            795                                               1,718        1,651
Deferred income taxes                          245            247
Other                                          384            317     Minority Interests                          153          416
                                       -----------    -----------
                                             1,522          1,471

                                                                      Stockholders' Equity
                                                                      --------------------
                                                                      Common stock                                 84           84
Property, Plant and Equipment                                         Paid-in capital                             391          374
-----------------------------
Land                                            65             70     Retained earnings                         2,495        2,268
Buildings                                      849            863     Unearned restricted stock                   (10)          (6)
Machinery and equipment                      4,215          4,249     Accumulated other comprehensive incom      (470)        (443)
Accumulated depreciation                    (3,077)        (3,004)    Treasury stock - at cost                   (826)        (410)
                                       -----------    -----------                                          ----------   ----------
                                             2,052          2,178     Total Stockholders' Equity                1,664        1,867

                                       -----------    -----------                                          ----------   ----------

Total Assets                           $     6,888    $     6,826     Total Liabilities and Stockholders'  $    6,888        6,826
                                       ===========    ===========      Equity                              ==========   ==========